EXHIBIT 99.1
PRESS RELEASE
                                   Source: Gridline Communications Holdings Inc.


       GRIDLINE COMMUNICATIONS HOLDINGS COMPLETES ACQUISITION OF GRIDLINE
                              COMMUNICATIONS CORP.


SUGAR LAND - August 1, 2005 - Gridline Communications Holdings Inc., a publicly-held Delaware corporation, announced today that, pursuant to the Share Exchange and Reorganization Agreement, dated December 3, 2004, between Gridline Communications Corp. and Gridline Communications Holdings Inc. (formerly, Northshore Capital Partners IV, Inc.), that the acquisition has been consummated.

Under the terms of the Agreement, the former holders of Gridline Communications shall hold approximately 95.5% of the fully diluted outstanding common stock of Gridline Holdings.

The combined companies' next steps include obtaining a new trading symbol for its common stock and applying to trade on the over-the-counter market. The Company hopes to complete these next steps shortly.

More detailed information regarding this transaction is contained in the company's Form 8-K covering this transaction, which is has already been filed with the U.S. Securities and Exchange Commission.

ABOUT GRIDLINE COMMUNICATIONS CORP.

Gridline Communications Corp. is a Sugar Land, Texas-based corporation that is focused on Broadband over Power Line (BPL) deployment using proven BPL technologies, coupled with proprietary Intellectual Properties, to provide large throughput, high speed bandwidth capabilities and a variety of market driven applications. Additional information can be found by visiting its website at www.gridlinecommunications.com.

Forward-Looking Statements:

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the Company and its subsidiaries. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by the Company may differ materially from these statements due to a number of factors. Any forward-looking statements speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. Risk factors that may cause results to differ from projections include, without limitation, loss of suppliers, loss of customers, inadequate capital, competition, loss of key executives, declining prices, and other economic factors. The Company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions.

Contact:

        Phoenix IR Associates
        281-579-1602